UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 26, 2012

Date of Report (Date of earliest event reported)

Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue Springfield, Massachusetts		01104
(Address of Principal Executive Offices)		(Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on July 10, 2012, we entered into an Asset Purchase Agreement with FutureNet Group, Inc. of Detroit, Michigan, to dispose of substantially all of the assets and various liabilities of our wholly owned subsidiary, Smith & Wesson Security Solutions, Inc., a provider of turnkey perimeter security solutions to protect and control access to key military, government, and corporate facilities, which we reported as discontinued operations in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012. We completed the disposition on July 26, 2012.

A copy of the press release announcing the completion of the transaction is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Press release from Smith & Wesson Holding Corporation, dated July 27, 2012, entitled “Smith & Wesson Holding Corporation Completes Sale of Smith & Wesson Security Solutions Assets”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION

Date: July 27, 2012	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

99.1	Press release from Smith & Wesson Holding Corporation, dated July 27, 2012, entitled “Smith & Wesson Holding Corporation Completes Sale of Smith & Wesson Security Solutions Assets”